Exhibit 99.2

               INTERSIL ANNOUNCES RECORD FOURTH QUARTER EARNINGS

-Adjusted earnings per share (EPS) improve to $0.26
-PRISM(R) Wireless sales grow 20% sequentially
-Overall gross margins improve 190 basis points to 48.2%

IRVINE, Calif. - January 23, 2001 - Intersil Holding Corporation (NASDAQ:ISIL) today reported financial results for the quarter ended December 29, 2000. Compared to the same period in the prior year, orders were up 16% and sales grew 37% to $216.8 million. Adjusted net income, before amortization and one-time charges, rose to a record $27.9 million or 26 cents per diluted share of common stock.

"The fourth quarter completed our first year as an independent company, during which we made outstanding progress," said Greg Williams, Intersil's President and CEO. "We grew revenue 38% to approximately $800 million in calendar year 2000 and improved gross margins by over 830 basis points from the end of calendar year 1999. During the fourth quarter, we were particularly pleased with the growth in our PRISM(R) Wireless business, which accounted for more than 24% of total Intersil revenues. We also completed the acquisition of broadband wireless access leader SiCOM, adding competencies to enable wireless point-to-point transmissions at speeds up to 155Mbps."

Intersil's gross margins improved 190 basis points over the previous quarter to 48.2%, resulting from a richer mix of communications products. Intersil also achieved significant improvement in its balance sheet during the quarter, maintaining a cash position of more than $350 million while reducing long-term debt by approximately $50 million.

                            RESULTS BY PRODUCT GROUP

PRISM(R) WIRELESS
Intersil's PRISM Wireless sales grew 466% from the same quarter in 1999 and were up 20% from the previous quarter to a record $52.8 million. PRISM orders rose 209% over the same quarter last year.

Intersil continues to add to its lead as the world's number one chip supplier for 11 megabit per second (Mbps), 802.11b-compliant wireless LAN systems. Intersil is the leading supplier of wireless LAN semiconductors for the enterprise market and continues to win multiple designs for the small office and home markets, which should drive a new wave of company growth in the second half of calendar 2001. During the quarter, Intersil's PRISM chip set was designed into Sony's innovative new 'airboard' wireless consumer appliance that was featured in the January 8 issue of USA Today and D-Link's Air DWL-Series of networking products for the home and business. Adding to the company's many PRISM design wins for the enterprise market was Compaq's new portable 'MultiPort' module, the world's first single-sided WLAN adapter card with USB interface that fits into a Plug-and-Play

ANALOG & MIXED-SIGNAL

port on the back of Compaq's new notebook PCs. In the fourth quarter, Intersil unveiled its plan to expand the company's industry-leading PRISM(R) wireless LAN product family to include a 5GHz, 54Mbps solutions during calendar year 2001. Intersil's Analog & Mixed-Signal sales were $112.0 million during the fourth quarter, resulting in growth of 19% compared with the same period in 1999. Orders for Analog & Mixed-Signal increased 3% over the prior year.

"Despite slowing market conditions, the communications portion of our analog business grew 54% over the same quarter in the prior year due to market share gains," said Williams. "Gross margins within Analog & Mixed-Signal improved 230 basis points during the fourth quarter, as we continue to shift our mix of products toward communications. We continue to win new designs for our Endura(TM) power management ICs that will move us into servers and home gateways, as well as for our innovative communication ICs that provide voice interface in small office and emerging home gateways."

DISCRETE POWER

Intersil's Discrete Power sales were $52.0 million during the fourth quarter, down slightly from the same quarter in the prior year. Gross margins improved 310 basis points during the quarter to 33%, due to a more favorable mix of products.

RECENT DEVELOPMENTS

Intersil announced yesterday that it has reached a definitive agreement to sell its discrete power business to Fairchild Semiconductor International for $338 million in cash.

"With the sale of discrete power, Intersil's transition to a communications semiconductor company is now complete," said Williams. "We anticipate a one-time gain during the quarter ending March 30, and will use proceeds for complementary communications acquisitions, alliances and product development efforts."

Excluding discrete power, Intersil's revenue for the fourth quarter was $164.8 million and $586.8 million for calendar year 2000, an annual growth rate of approximately 50%. Gross margins for the fourth quarter were 52% without discrete power. Reflecting the completion of the transition to a communications IC company, Intersil will begin reporting revenue under the new WIRELESS ACCESS (PRISM Wireless, Broadband Wireless Access and CommLink(TM) digital radio ICs) and COMMUNCATIONS ANALOG (Power Management ICs, Subscriber Line Interface Circuits and Standard Communications Analog) product groups.

BUSINESS OUTLOOK

"Intersil had a tremendous first year as an independent company," said Williams. "We exceeded expectations in revenue growth and gross margin expansion in 2000. More importantly, we successfully positioned Intersil as a significant communications semiconductor company. We believe that our focus on wireless access and communications analog will set the stage for continued revenue and profit growth over the next several years. Our preliminary revenue outlook is for approximately 20% growth in 2001, with our higher margin wireless access business expanding to nearly 40% of total Intersil revenue."

Intersil projects that total revenue in the first quarter will grow more than 25% over 2000, down sequentially from the fourth quarter. Intersil anticipates an improvement in overall revenue growth rates in the second half of 2001 as several of its new enterprise and home wireless design wins enter production. "The current softness in demand in global markets is expected to continue through the first quarter of 2001," said Williams. "We expect economic conditions to improve in the latter half of 2001 that will help benefit our overall business."

Added Williams, "We're very optimistic about our future as the world's leading supplier of wireless LAN technology and a leading U.S. supplier of communications analog products. Intersil has been successfully positioned to extend our market leadership in wireless networking as demand for broadband access grows. We have the resources for complementary strategic initiatives as a communications company. As the economy recovers, we are poised to grow in some of the industry's fastest growing and most exciting communications markets."

Investors and interested parties within the United States may listen to Intersil's conference call today at 1:30 p.m. Pacific/4:30 p.m. Eastern by dialing (800) 374-0815 and providing the operator with the pass code 'Intersil.' International callers may connect to the call by dialing (706) 679-5219. A replay of Intersil's conference call will be available starting at 3:00 p.m. Pacific/6:00 p.m. Eastern by calling (800) 642-1687 in the US or (706) 645-9291 Internationally. Confirmation code for the replay, available until January 31, 2001, is 494359. A live webcast will also be available on Intersil's Internet homepage at http://www.intersil.com/investor/index.asp.

ABOUT INTERSIL

Irvine, California-based Intersil is a leading supplier of semiconductors, reference designs and software for wireless access and communications analog markets. Intersil applies analog, mixed-signal and radio frequency (RF) expertise to the development of products tailored for high-growth communications markets. For more information about Intersil, visit the company's Internet homepage at www.intersil.com.

                          INTERSIL HOLDING CORPORATION
                          FINANCIAL SUMMARY (ADJUSTED)
            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)

                               Three Months Ended            Twelve Months Ended
                                                                       Combined
                             12/29/00      12/31/99         12/29/00     12/31/99
Revenue                      $216.8        $158.2            $797.6      $578.2
  Year/Year Growth               37%                             38%

Gross Margin (% of Sales)        48%           39%             44.9%       36.6%

Adjusted Operating Income      42.6          17.1             132.8        48.2
  % of Sales                     20%           11%               17%          8%

Adjusted Net Income (Loss)     27.9          (0.5)             75.3        17.0
  % of Sales                     13%            0%                9%          3%

Adjusted EPS
  Basic                       $0.27                           $0.81
  Diluted                     $0.26                           $0.77

Weighted Average Shares
  Basic                       105.2                            92.8
  Diluted                     108.0                            98.3

NOTE: This financial summary excludes amortization of intangibles, extraordinary items, and one-time charges.

                          INTERSIL HOLDING CORPORATION
                    STATEMENTS OF OPERATIONS - SUPPLEMENTAL
          FOR TWELVE MONTHS ENDED 12/29/00 - COMPARATIVE PURPOSES ONLY
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                      Three Months Ended     Twelve Months Ended
                                                                        Combined
                                     12/29/00    12/31/99     12/29/00   12/31/99
REVENUE
  Product Sales                      $216.8      $158.2       $797.6     $578.2

COSTS AND EXPENSES
  Cost of product sales               112.3        96.6        439.7      366.4
  Research and development             27.2        17.6         96.5       71.8
  Selling, general & administrative    34.8        27.0        128.6       91.8
  Intangible amortization              10.0         2.5         23.3        5.5

                                         Three Months Ended          Twelve Months Ended
                                                                                Combined
                                        12/29/00    12/31/99         12/29/00    12/31/99
  In-process R&D charge                   25.4        (0.6)            25.4        20.2
  Other                                     --          --              1.2         6.2
                                        ------       -----           ------       -----
OPERATING INCOME                           7.1        15.1             82.9        16.3
  Loss on sale of Malaysian operation       --          --             24.8          --
  Interest, net                           (3.1)       15.6             11.3        23.3
                                        ------       -----           ------       -----
  Income (loss) before income taxes,
    extraordinary item and cumulative
    effect of change in accounting
    principle                             10.2        (0.5)            46.8        (7.0)
  Income taxes (benefit)                  16.7         1.2             29.0        (3.3)
                                        ------       -----           ------       -----
  Income (loss) before extraordinary
    item and cumulative effect of
    change in accounting principle        (6.5)       (1.7)            17.8        (3.7)
  Extraordinary item - loss on
    extinguishment of debt, net
    of tax effect                         (5.6)         --            (31.4)         --
                                        ------       -----           ------       -----
  Loss before cumulative effect
    of change in accounting principle    (12.1)       (1.7)           (13.6)       (3.7)
  Cumulative effect of adoption of
    SFAS 133, net of tax effect             --          --             (0.2)         --
                                        ------       -----           ------       -----
NET LOSS                                 (12.1)       (1.7)           (13.8)       (3.7)
  Preferred dividends                       --        (2.5)            (1.6)       (3.8)
                                        ------       -----           ------       -----
NET LOSS TO COMMON SHAREHOLDERS         $(12.1)      $(4.2)          $(15.4)      $(7.5)
                                        ======       =====           ======       =====
EPS
  Basic & diluted
  Income (loss) before extraordinary
    item  $(0.06)                      $ 0.16
  Extraordinary item                    (0.06)                (0.33)
                                       ------                ------
  Net Loss                             $(0.12)               $(0.17)
                                       ------                ------
WEIGHTED AVERAGE SHARES
  Basic and diluted                     105.2                  92.8
                                       ------                ------

                          INTERSIL HOLDING CORPORATION
                            STATEMENTS OF OPERATIONS
                          FOR STUB YEAR ENDED 12/29/00
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                              Three Months Ended            Six Months Ended
                                                                       Combined
                              12/29/00   12/31/99       12/29/00       12/31/99
REVENUE
  Product sales                $216.8      $158.2         $435.5         $292.1
COSTS AND EXPENSES
  Cost of product sales         112.3        96.6          229.7          182.2
  Research and development       27.2        17.6           53.0           34.4
  Selling, general &
   administrative                34.8        27.0           69.6           49.2
  Intangible amortization        10.0         2.5           16.5            4.3
  In-process R&D charge          25.4        (0.6)          25.4           20.2
  Other                            --          --             --            1.2
                              --------   --------       --------       --------


                                       Three Months Ended            Six Months Ended
                                                                                Combined
                                       12/29/00   12/31/99       12/29/00       12/31/99
OPERATING INCOME                           7.1        15.1           41.3            0.6
  Interest, net                           (3.1)       15.6           (2.6)          24.2
                                       --------   --------       --------       --------
  Income (loss) before income
    taxes, extraordinary item
    and cumulative effect of
    change in accounting
    principle                             10.2        (0.5)          43.9          (23.6)
  Income taxes                            16.7         1.2           30.8            1.3
                                       --------   --------       --------       --------
  Income (loss) before
    extraordinary item and
    cumulative effect of change
    in accounting principle               (6.5)       (1.7)          13.1          (24.9)
  Extraordinary item -- loss
    on extinguishment of debt,
    net of tax effect                     (5.6)         --           (5.9)            --
                                       --------   --------       --------       --------
  Income (loss) before cumulative
    effect of change in accounting
    principle                             (12.1)      (1.7)           7.2          (24.9)
  Cumulative effect of adoption of
    SFAS 133, net of tax effect              --         --           (0.2)            --
                                       --------   --------       --------       --------
NET INCOME (LOSS)                         (12.1)      (1.7)           7.0          (24.9)
  Preferred dividends                        --       (2.5)            --           (3.9)
                                       --------   --------       --------       --------
NET INCOME (LOSS) TO COMMON
    SHAREHOLDERS                         $(12.1)    $ (4.2)        $  7.0         $(28.8)
                                       ========   ========       ========       ========
EPS
  Basic
  Income (loss) before extraordinary
    item                                 $(0.06)                   $ 0.13
  Extraordinary item                      (0.06)                    (0.06)
                                         ------                    ------
  Net income (loss)                      $(0.12)                   $ 0.07
                                         ------                    ------
  Diluted
  Income before extraordinary item       $(0.06)                   $ 0.12
  Extraordinary item                      (0.06)                    (0.05)
                                         ------                    ------
  Net income                             $(0.12)                   $ 0.07
                                         ------                    ------
WEIGHTED AVERAGE SHARES
  Basic                                   105.2                     101.0
                                         ------                    ------
  Diluted                                 105.2                     105.2
                                         ------                    ------

                          INTERSIL HOLDING CORPORATION
                              FINANCIAL HIGHLIGHTS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


Adjustments to reconcile reported net loss applicable to common shareholders to adjusted net income:

[CAPTION]

                                   Three Months Ended   Twelve Months Ended
                                      Dec. 29, 2000         Dec. 29, 2000
Net loss applicable to common
   shareholders                    $ (12.1)              $   (13.8)

a) Amortization of acquisition
   -related intangibles               10.0                    23.3

b) In-process R&D charge              25.4                    25.4

c) Loss on sale of Malaysian
   operation                             -                    24.8

                                      Three Months Ended   Twelve Months Ended
                                         Dec. 29, 2000         Dec. 29, 2000
d) Associated tax effects and
   benefit of net operating loss
   carryforwards                            (1.0)                  (16.0)

e) Loss on extinguishment of
   debt (net of tax)                         5.6                    31.4

f) Cumulative effect of adoption
   of SFAS 133 (net of tax)                    -                     0.2
                                         -------               ---------

Adjusted net income                      $  27.9               $    75.3
                                         -------               ---------

Diluted adjusted earnings per
   share                                 $  0.26               $    0.77
                                         -------               ---------

Diluted adjusted earnings
   common shares                           108.0                    98.3
                                         -------               ---------


                          INTERSIL HOLDING CORPORATION
                                 BALANCE SHEETS
                                 (IN MILLIONS)


                                   Dec. 29,                Sep. 30,
ASSETS                               2000                    2000
Current Assets
     Cash                          $  352.6             $ 371.6
     Trade receivables, net           124.0               128.1
     Inventories                      126.2               124.1
     Prepaid expenses and other
       current assets                  10.6                11.4
     Deferred income taxes             14.1                25.8
                                  ---------            --------
          Total Current Assets        627.5               661.0

Other Assets
     Property, plant & equipment,
       net                            235.6               228.8
     Intangibles, net                 307.2               182.1
     Other                             45.9                42.4
                                  ---------            --------
          Total Other Assets          588.7               453.3
                                  ---------            --------
TOTAL ASSETS                       $1,216.2            $1,114.3
                                  =========            ========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current Liabilities
     Trade account payables        $   43.2    $     42.8
     Other accrued items               70.5          80.0
     Long-term debt - current
       portion                          0.5           0.4
                                  ---------    ----------
         Total Current Liabilities    114.2         123.2
Other Liabilities
     Deferred income taxes             22.0          22.0
     Long-term debt                    65.0         112.8
Total Shareholders' Equity          1,015.0         856.3
                                  ---------    ----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY             $1,216.2    $  1,114.3
                                  =========    ==========

                                     Intersil Holding Corporation
                                   Product Group Revenue Supplemental
                                           (In millions)

                                     Calendar Year 1999                                   Calendar Year 2000
                            Q1       Q2        Q3        Q4        CY'99        Q1        Q2        Q3        Q4        CY'00
Wireless Access........   $  9.1    $ 13.7    $ 11.9     $ 14.9    $ 49.6      $ 22.1    $ 29.8     $ 51.4    $ 59.8    $163.1
Communications Analog..     27.8      32.0      33.0       33.1     125.9        44.3      54.3       56.6      51.8     207.0
Other Analog...........     56.1      59.0      44.1       55.4     214.6        51.3      54.1       58.2      53.1     216.7
Discrete Power.........     42.4      46.0      44.9       54.8     188.1        53.2      53.0       52.5      52.1     210.8
                          ------    ------    ------     ------    ------      ------    ------     ------    ------    ------
Total Intersil.........   $135.4    $150.7    $133.9     $158.2    $578.2      $170.9    $191.2     $218.7    $216.8    $797.6
                          ======    ======    ======     ======    ======      ======    ======     ======    ======    ======

This press release contains information relating to certain projections and business trends that are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based upon management's current expectations, estimates, beliefs, assumptions, and projections about our business and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. These forward looking statements about certain business and market trends are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward looking statements as a result of various risk factors.
Important risk factors that may cause such material differences for Intersil Holding Corporation ("Intersil") include, but are not limited to, the rate at which our present and future customers and end-users adopt Intersil's technologies and products in the home and enterprise WLAN, the broadband wireless access, and the communications analog markets; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the qualification, certification, availability, and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes; risks inherent in the acquisition and divestiture of businesses and technologies, including, but not limited to, integration issues, costs and unforeseen expenditures, impacts on customers, suppliers, and strategic partners, employment issues, intellectual property issues, accounting charges, and risks that the acquisition or divestiture will not achieve the expected benefits; general market conditions; as well as other risk factors detailed from time to time in Intersil's filings with the U.S. Securities & Exchange Commission ("SEC") which you may obtain for free at the SEC's website at www.sec.gov. These forward looking statements are made only as of the date of this press release and Intersil undertakes no obligation to update or revise these forward looking statements.

PRISM is a registered trademark, and Endura is a trademark of Intersil Corporation.
Sony, D-Link and Compaq are trademarks of those respective companies in the United States and certain other countries.
All other trademarks mentioned are the property of their respective owners.


                                      ####